As filed with the Securities and Exchange Commission on October 11, 2000               Registration No. 333-33802

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Post-Effective Amendment Number 1 to
Form S-3

Registration Statement
under
the Securities Act of 1933
_________________________

UNITED COMMUNITY BANKS, INC.
(Exact name of Registrant as specified in its charter)
_________________________

Georgia (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	58-1807304 (I.R.S. Employer Identification Number)
Post Office Box 398 63 Highway 515 Blairsville, Georgia 30512 (706) 745-2151 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mr. Christopher J. Bledsoe
Chief Financial Officer
United Community Banks, Inc.
Post Office Box 398
63 Highway 515
Blairsville, Georgia 30512
(706) 745-2151
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
F. Sheffield Hale, Esq. Kilpatrick Stockton LLP Suite 2800 1100 Peachtree Street Atlanta, Georgia 30309 (404) 815-6500

       Pursuant to this Registration Statement, as amended, United Community Banks, Inc. (the "Registrant") registered 450,000 of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for sale to the public.

       The Registration Statement was declared effective on May 9, 2000. Registrant suspended use of the Registration Statement on August 4, 2000. The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw from registration certain shares of Common Stock covered by the Registration Statement that remained unsold pursuant to this Registration Statement on August 4, 2000.

       Of the registered Common Stock, 418,792 shares were sold by the Registrant pursuant to this Registration Statement, and 31,208 shares of the registered Common Stock have not been sold under this Registration Statement. The Registrant hereby amends the Registration Statement to withdraw from registration such 31,208 unsold shares of the Common Stock.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, United has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on the 10th day of October, 2000.

UNITED COMMUNITY BANKS, INC.

By: /s/ Christopher J. Bledsoe
Christopher J. Bledsoe
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of United in the capacities set forth and on the 10th day of October, 2000.
*	President, Chief Executive Officer, and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Christopher J. Bledsoe	Senior Vice President and Chief Financial Officer
Christopher J. Bledsoe	(Principal Financial Officer)

*	Vice President and Controller
Patrick J. Rusnak	(Principal Accounting Officer)

/s/ Robert L. Head, Jr.	Chairman of the Board
Robert L. Head, Jr.

*	Director
Billy M. Decker

*	Director
Thomas C. Gilliland

*	Director
Charles Hill

*	Director
Hoyt O. Holloway

*	Director
P. Deral Horne

*	Director
John R. Martin

*	Director
Clarence William Mason, Sr.

*	Director
Zell B. Miller

*	Director
W. C. Nelson, Jr.

*	Director
Charles E. Parks

*	Director
Tim Wallis

*By: /s/ Robert L. Head, Jr.
Robert L. Head, Jr., as attorney-in-fact